70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016
UFOR IMMEDIATE RELEASE

0BNU HORIZONS’ 2009 THIRD QUARTER RESULTS IMPACTED BY GLOBAL DECLINE IN
DEMAND BUT COMPANY’S FINANCIAL CONDITION REMAINS STRONG

UTo manage costs in response to the difficult economic environment, the company
Ureduces workforce and implements salary reductions.

MELVILLE, NY, January 8, 2009 --- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the third quarter and nine months ended November 30, 2008.

Net sales for the quarter ended November 30, 2008, decreased 2.4 percent to $188,219,000 as compared to $192,886,000 for the comparable period last year.  Sequentially, net sales between the second and third quarters of fiscal 2009 declined by 11.1 percent, or $23,594,000, due to softness in demand worldwide associated with the current economic slowdown, as well as a $13,800,000 non-recurring systems order in the second quarter of fiscal 2009 for discontinued Sun Microsystems products.

Net income for the quarter was $150,000, or $0.01 per diluted share, as compared to a net loss of ($373,000) or ($0.02) per diluted share for the third quarter of the prior year.  The net income in the third quarter of 2009 included an income tax benefit of $1,127,000, or $0.06 per diluted share, based on a domestic loss in the third quarter and tax adjustments related to the fiscal 2008 Federal tax filing, partially offset by foreign income tax.

For the nine months ended November 30, 2008, net sales increased to $600,184,000 from $553,487,000 in the comparable period last year, an increase of 8.4 percent.  Net income for the first nine months of fiscal 2009 was $1,497,000, or $0.08 per diluted share, compared to net income of $2,098,000, or $0.11 per diluted share in the same period last year.

For the third quarter ended November 30, 2008, operating expenses as a percentage of sales decreased to 15.2 percent from 15.7 percent in the prior year and year-to-date was 14.3 percent, compared to 15.1 percent in the prior comparable period.

On an adjusted basis, excluding unusual items such as professional fees related to the SEC investigation entitled, "In the Matter of Vitesse Semiconductor Corp." and the related internal investigation being conducted by the company's audit committee, warehouse consolidation charges, tax benefits and other one-time charges, diluted earnings per share were $0.01 and $0.18 for the three and nine months ended November 30, 2008, respectively, compared to $0.07 and $0.27 per diluted share in the comparable periods in the prior fiscal year (see Exhibit B).

Nu Horizons’ 2009 Third Quarter Results Impacted by Global Decline	Page 2
in Demand But Company’s Financial Condition Remains Strong

According to Arthur Nadata, Nu Horizons’ chairman of the board and chief executive officer, "during the third quarter of fiscal 2009, the decline in global demand resulting from current worldwide economic conditions had an impact on the company’s sales in every geographic region," Nadata said.

Sales in Asia, which were less negatively impacted during the quarter than other regions, increased approximately 11 percent compared to the third quarter of fiscal 2008, but declined approximately 4 percent sequentially.  Sales in North America declined approximately 6 percent compared to the prior year period and approximately 14 percent sequentially.  Excluding the non-recurring systems sales of $13,800,000 reported in the second quarter of fiscal 2009, North American sales declined approximately 5 percent sequentially during the third quarter of fiscal 2009.  Sales in Europe declined approximately 12 percent, compared to the same period in 2008, and approximately 6 percent sequentially, driven by the major softness in the demand environment throughout this region.  While demand was particularly weak in the UK, sales in Germany were significantly higher year-over-year due to increased marketshare, although these sales also declined sequentially.  A comparison of sales by geographic area is included as Exhibit A below.

"Sales from our systems business," Nadata said, "declined year-over-year for the three month period as well as sequentially, with the decline between the second and third quarters of fiscal 2009 driven, in part, by the end-of-life non-recurring sales in the second quarter mentioned above.  However, notwithstanding these lower sales, we are pleased with the dramatic increase in profitability that has resulted from concentrating on more profitable opportunities with mid-tier customers."

Continuing, Nadata said, "management believes Nu Horizons is financially strong with $187,206,000 in working capital and $61,600,000 additional borrowing capacity available under the company’s credit agreements as of November 30, 2008.  Current economic forecasts indicate a continuation of the worldwide economic slowdown and for electronics-related businesses to weaken.  In such an environment, the company will have reduced working capital requirements which will increase cash from operations that can be utilized to reduce borrowings under the bank credit agreements.   At November 30, 2008, the outstanding borrowing under the credit agreements was approximately $61,253,000.  The company believes that it has favorable relationships with the consortium of banks that participate in its credit agreements despite the nation's credit crisis.”

"In addition," he said, "we are focusing on managing our costs and reducing expenses where we can in response to the difficult economic conditions.  Our goal has been to implement cost reductions without compromising our competitive position in the market or our ability to add value for our OEM customers and technology suppliers.  Toward this end, in the past 60 days, we have reduced our workforce and also implemented a salary and commission reduction program which becomes effective January 19, 2009.  Together these actions are expected to create an annual savings of $6,500,000 to $7,500,000.”

"Despite the impact of the unfavorable economic conditions of the past several months, we believe that our determination to expand our global presence both in Asia and Europe positions us well for continued growth as the global market improves.  In the months ahead, we expect to face ongoing obstacles due to unfavorable global economic conditions.  Nevertheless, we continue to believe that we can navigate this unpredictable business environment and benefit in the longer term from our strong competitive position in the global marketplace," Nadata said.

Nu Horizons’ 2009 Third Quarter Results Impacted by Global Decline	Page 3
in Demand But Company’s Financial Condition Remains Strong

UCertain Non-GAAP Financial Information
In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles ("GAAP"), the company provides certain non-GAAP financial information relating to net income and net income per diluted share, each as adjusted for certain expenses and other items that the company believes impact the comparability of its results of operations. These expenses and other items arise from professional fees related to the SEC investigation entitled, "In the Matter of Vitesse Semiconductor Corp." and the related internal investigation being conducted by the company's audit committee, costs related to the company's warehouse consolidation, severance, and in fiscal 2007 the restatement of our financial statements previously reported, as well as tax benefits.  A reconciliation of the company's non-GAAP financial information to GAAP is set forth in Exhibit B.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company's operating performance and underlying trends in the company's business because management considers the expenses referred to above to be outside the company's normal operating results. This non-GAAP financial information is among the indicators management uses as a basis for evaluating the company's financial and operating performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

A conference call to further discuss earnings will be held today at 4:30 pm Eastern time.  The call can be accessed by dialing 1-888-481-2871, (international, dial 1-719-325-2331)  The teleconference ID number is 4865977. A rebroadcast of the call will be available beginning at 7:30 pm Eastern time at 1-888-203-1112 (international, dial 1-719-457-0820) The replay passcode is 4865977.  A webcast of the call will also be available, online (both live and after the call), at HUwww.nuhorizons.comUH.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements.  When used in this press release, words such as "anticipate,""believe,""estimate,""expect,""intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the current economic and credit crisis, the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the financial strength of the Company’s customers and suppliers and risks and costs related to the pending Vitesse-related SEC investigation and class action litigation.  Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The Company does not undertake any obligation to update its forward-looking statements.

Nu Horizons’ 2009 Third Quarter Results Impacted by Global Decline	Page 4
in Demand But Company’s Financial Condition Remains Strong

Company Contacts:
Kurt Freudenberg, Chief Financial Officer
Nu Horizons Electronics Corp.
HUkurt.freudenberg@nuhorizons.comU
631-396-5000

Connie Chandler, Investor Relations
Nu Horizons Electronics Corp.
HUconnie.chandler@nuhorizons.comU
212-842-4698

(Tables Follow)

Nu Horizons’ 2009 Third Quarter Results Impacted by Global Decline	Page 5
in Demand But Company’s Financial Condition Remains Strong

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	November 30, 2008	November 30, 2007	November 30, 2008	November 30, 2007

4BNET SALES	$188,219,000	$192,886,000	$600,184,000	$553,487,000

COSTS AND EXPENSES:
Cost of sales	159,709,000	161,049,000	509,904,000	460,951,000
Operating expenses	28,653,000	30,271,000	86,077,000	83,816,000
	188,362,000	191,320,000	595,981,000	544,767,000

OPERATING INCOME (LOSS)	(143,000)	1,566,000	4,203,000	8,720,000

OTHER (INCOME) EXPENSE
Interest expense	747,000	1,175,000	2,563,000	3,150,000
Interest income	(7,000)	(14,000)	(11,000)	(34,000)
	740,000	1,161,000	2,552,000	3,116,000

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES AND MINORITY INTERESTS	(883,000)	405,000	1,651,000	5,604,000

Provision (benefit) for income taxes	(1,127,000)	653,000	(151,000)	3,189,000

INCOME (LOSS) BEFORE MINORITY INTERESTS	244,000	(248,000)	1,802,000	2,415,000

Minority interest in earnings of subsidiaries	94,000	125,000	305,000	317,000

NET INCOME (LOSS)	$150,000	$(373,000)	$1,497,000	$2,098,000

NET INCOME (LOSS) PER COMMON SHARE:

Basic	$.01	$(.02)	$.08	$.11

Diluted	$.01	$(.02)	$.08	$.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,067,795	18,377,582	18,035,460	18,322,489
Diluted	18,067,795	18,377,582	18,137,584	19,047,418

Nu Horizons’ 2009 Third Quarter Results Impacted by Global Decline	Page 6
in Demand But Company’s Financial Condition Remains Strong

1BNU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	November 30, 2008	February 29, 2008
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$5,840,000	$3,886,000
Accounts receivable - net of allowance for doubtful accounts of $4,075,000 and $4,269,000 as of November 30, 2008 and February 29, 2008, respectively	141,406,000	150,270,000
Inventories	117,465,000	122,761,000
Deferred tax asset	3,135,000	3,135,000
Prepaid expenses and other current assets	4,053,000	4,306,000
2BTOTAL CURRENT ASSETS	271,899,000	284,358,000

PROPERTY, PLANT AND EQUIPMENT – NET	4,944,000	4,529,000

OTHER ASSETS:
Cost in excess of net assets acquired	13,967,000	9,925,000
Intangibles – net	2,347,000	2,500,000
Other assets	5,106,000	5,101,000

TOTAL ASSETS	$298,263,000	$306,413,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$66,559,000	$67,306,000
Accrued expenses	8,388,000	8,615,000
Due to seller	293,000	3,245,000
Revolving credit line	5,000,000	-
Bank credit lines	4,453,000	603,000
Income taxes payable	-	133,000
3BTOTAL CURRENT LIABILITIES	84,693,000	79,902,000

LONG TERM LIABILITIES
Revolving credit lines	51,800,000	69,300,000
Executive retirement plan	2,221,000	1,684,000
Due to seller	188,000	-
Deferred tax liability	2,085,000	2,072,000
TOTAL LONG TERM LIABILITIES	56,294,000	73,056,000

MINORITY INTEREST IN SUBSIDIARIES	2,568,000	2,261,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,584,306 and 18,392,457 shares issued and outstanding as of November 30, 2008 and February 29, 2008, respectively	122,000	121,000
Additional paid-in capital	56,091,000	54,979,000
Retained earnings	98,118,000	96,621,000
Other accumulated comprehensive income (loss)	377,000	(527,000)
5BTOTAL SHAREHOLDERS’ EQUITY	154,708,000	151,194,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$298,263,000	$306,413,000

Nu Horizons’ 2009 Third Quarter Results Impacted by Global Decline	Page 7
in Demand But Company’s Financial Condition Remains Strong

UEXHIBIT A

Quarterly Analysis of Sales
($ in Thousands)

	FY 2009
		% of		% of		% of		% of
	YTD	Total	Q3	Total	Q2	Total	Q1	Total
Sales by Geographic Area:
North America	$388,097	64.7%	$118,813	63.1%	$138,927	65.6%	$130,357	65.1%
Asia	163,308	27.2%	53,976	28.7%	56,385	26.6%	52,947	26.5%
Europe	48,779	8.1%	15,430	8.2%	16,501	7.8%	16,848	8.4%
	$600,184	100.0%	$188,219	100.0%	$211,813	100.0%	$200,152	100.0%

	FY 2008
		% of		% of		% of		% of
	YTD	Total	Q3	Total	Q2	Total	Q1	Total
Sales by Geographic Area:
North America	$387,542	70.0%	$126,941	65.8%	$128,891	69.5%	$131,710	75.2%
Asia	120,959	21.9%	48,510	25.2%	40,021	21.6%	32,428	18.5%
Europe	44,986	8.1%	17,435	9.0%	16,457	8.9%	11,094	6.3%
	$553,487	100.0%	$192,886	100.0%	$185,369	100.0%	$175,232	100.0%

* * * *

Nu Horizons’ 2009 Third Quarter Results Impacted by Global Decline	Page 8
in Demand But Company’s Financial Condition Remains Strong

UEXHIBIT B

UAdjusted Effect of Unusual Items:

The table below presents adjusted net income and adjusted diluted earnings per share which gives effect to the core operating results, excluding material unusual items:

Effect of Unusual Items on Net Income (Loss) UAnd Diluted Earnings Per ShareU

	Quarter Ended November 30, 2008	Quarter Ended November 30, 2007
	(Unaudited)	(Unaudited)

Reported actual net income (loss)	$150,000	$(373,000)
Add: Unusual items net of tax:
Professional fees(1)	466,000	1,379,000
Interest and penalties related to tax restatement(2)	--	238,000
Severance(3)	--	160,000
Warehouse consolidation charges(4)	183,000	--
Tax benefit – permanent items(5)	(586,000)	--
Adjusted net income	$213,000	$1,404,000

Adjusted diluted earnings per share	$0.01	$0.07

Diluted shares outstanding	18,067,795	18,896,611

	Nine Months Ended November 30, 2008	Nine Months Ended November 30, 2007
	(Unaudited)	(Unaudited)

Reported actual net income	$1,497,000	$2,098,000
Add: Unusual items net of tax:
Professional fees(1)	1,913,000	1,772,000
Interest and penalties related to tax restatement(2)	--	1,035,000
Severance(3)	--	160,000
Warehouse consolidation charges(4)	366,000	--
Tax benefit – permanent items(5)	(586,000)	--
Adjusted net income	$3,190,000	$5,065,000

Adjusted diluted earnings per share	$0.18	$0.27

Diluted shares outstanding	18,137,584	19,047,418

UNotes:U
(1)	Professional fees related to the SEC inquiry related to "In the matter of Vitesse Semiconductor" and in FY 2008 only, the restatement of our financial statements previously reported.
(2)	Interest and penalties related to income taxes associated with the previously announced restatement of our financial statements.
(3)	Severance cost associated with the domestic reduction in workforce previously announced November 29, 2007.
(4)	Severance costs and accelerated depreciation associated with the warehouse consolidation project previously announced July 9, 2008.
(5)	Permanent items noted in preparing the fiscal 2008 Federal tax return which give rise to $586,000 of tax benefits for the three and nine months ended November 30, 2008.

* * * * *